Third Quarter 2022 Earnings Presentation 10/19/2022 Exhibit 99.2

Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of the management of Equity Bancshares, Inc. (“Equity”, “we”, “us”, “our, “company”) with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2022, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. NON-GAAP FINANCIAL MEASURES  This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation.  Numbers in the presentation may not sum due to rounding.

Our Company Committed to our Entrepreneurial Spirit Equity Bancshares, Inc. NASDAQ: EQBK Start-Up: 2002 - 2007 Brad Elliott, current Chairman and CEO, founded Equity Bancshares, Inc. in 2002. Completed 5 branch or whole bank acquisitions Opened 2 branches in Missouri Growth: 2008 - 2016 Opened branches in Lee’s Summit & Overland Park, Kansas Acquired Ellis State Bank $8.8MM of TARP issued and repaid with SBLF $20.0MM Capital Raise Purchased 4 branches from Citizens Bancshares (Topeka) $20.4MM Capital Raise Acquired First Community Bancshares Rationalized branch map, 3 closures, 1 opening Acquired First Independence and Community First $35.4MM private placement capital raise Scale: 2017-2022 Acquired Prairie State, Patriot Bank, and Eastman Acquired Kansas Bank Corporation, Adams Dairy Bank, and City Bank & Trust Launched ETWM Completed $75MM subordinated debt issuance Acquired Almena State Bank, 3 branches from Security Bank, and American State Bancshares Originated $650 million of PPP

Q3 2022 Financial Highlights Net Income $15.2M Diluted EPS $0.93 Total Deposits $4.2B Gross Loans $3.3B Core revenue growth lead by expanding NIM Diluted EPS of $0.93, adjusted diluted EPS of $0.94(1) Net Income of $15.2 million, adjusted net income of $15.3 million(1) Total revenue of $50.9 million Net Interest Margin of 3.62%, up 23bps from linked quarter Cost of interest-bearing deposits of 0.57% Loan growth of $31.6 million, or 3.9% annualized, C&I and CRE have grown at an annualized rate of 17.1% year to date NIB deposits up $22.2 million, and now represent 28.8% of total deposits ROAA of 1.21%, PTPP ROAA of 1.49%(2), ROATCE of 17.12%(2) TCE / TA of 6.68%(2), TCE excluding AOCI / TA of 8.92%(2) Non-GAAP financial measure. Refer to the reconciliation on slide 5. Non-GAAP financial measure. Refer to the non-GAAP reconciliation at the end of this presentation.

Core Earnings per Share Quarterly Results Utilizes the quarterly effective tax rate.

Net Interest Margin Key Net Interest Margin Drivers Non-Interest Bearing Deposits Non-interest bearing deposits now constitute 28.8% of total deposits. Loan / Deposit ratio increased each of the last four periods Day Count Day count in Q3 2022 vs Q2 2022 increased net interest income roughly $456 thousand Loan Yield Loan yield is up 50bps linked quarter, as we continue to originate higher yielding credits and benefit from repricing of adjustable rates Rate Protection Proactive effort to book variable rate assets subject to floor levels. Repositioning Earning Asset Base The Bank will continue to pursue enhancing the loan-to-deposit ratio to more closely mirror pre-pandemic levels and re-deploying cash flow into the loan portfolio Net Interest Income Period over Period Adjusted Second Quarter NIM

Revenue Trends Quarterly Results Excludes the impact of PPP loans. Including these balances in the third and fourth quarter 2021 and first, second and third quarter 2022 results would be 3.86%, 3.13%, 3.38%, 3.39% and 3.62% respectively. Excludes the impact of PPP loans. Including these balances in the third and fourth quarter 2021 and first, second and third quarter 2022 results would be $38,975, $37,215, $39,289, $39,566 and $41,944, respectively. Excludes the impact of net gain on acquisition and net gain / (loss) on securities transactions. Including these balances in the third and fourth quarter 2021 and first, second and third quarter 2022 results would be $7,831, $9,199, $9,022, $9,637, and $8,969, respectively (2) (1) (3) (2,3)

Performance Metrics Return on Tangible Common Equity(1) Efficiency Ratio(1) Non-GAAP financial measure. Refer to the non-GAAP reconciliation at the end of this presentation. Pre-Tax, Pre-Provision ROAA(1) TCE / TA excluding AOCI(1)

Strong Core Deposit Franchise Current Deposit Composition Core Deposits(1) / Total Deposits Trending Deposit Composition & Loan to Deposit Ratio Core deposits excludes time deposits > $100K. Dollars in millions. Cost of Deposits 0.20% 0.18% 0.16% 0.20% 0.41%

Asset Quality Trends – Annual Nonperforming Assets Net Charge-Offs (NCO) / Average Loans Includes loans 90+ days past due which are not highlighted in the table. Excludes Bank owned branch assets, totaling $4.2M, classified as Other Real Estate Owned within the Statements of Condition. (1,2) (2) Total Reserve Ratio Classified Assets

Asset Quality Trends - Quarterly Nonperforming Assets Net Charge-Offs (NCO) / Average Loans Includes loans 90+ days past due which are not highlighted in the table. Excludes Bank owned branch assets, totaling $4.2M, classified as Other Real Estate Owned within the Statements of Condition. (1,2) (2) Total Reserve Ratio Classified Assets

Diversified Loan Portfolio Quarter-to-Date Loan Yield 4.56% 4.54% 4.20% 4.54% For financial statement reporting, management considers other factors in addition to purpose when assessing risk and identifying reporting classes. As such, the above is not intended to reconcile to the Company’s loan disclosures within the applicable financial statement. Composition excludes the impact of PPP loans as of each applicable date. Excludes the impact of PPP loans. Including these balances in the third and fourth quarter 2021 and first, second and third quarter 2022 results would be 5.43%, 4.36%, 4.61%, 4.59% and 5.09% respectively. 5.09%

Allowance for Credit Loss (ACL) ACL intra-quarter movement Loan Classification ACL Loans ACL / Loans (%) Commercial Real Estate 20,348 1,655,646 1.23% Commercial & Industrial 13,416 607,722 2.21% Residential Real Estate 7,260 573,431 1.27% Agricultural Real Estate 1,048 200,415 0.52% Agricultural 2,043 115,048 1.78% Consumer 2,385 102,761 2.32% Total 46,499 3,255,023 1.43%

Current Investment Portfolio Mix We believe the structure in the portfolio outperforms peers through the cycle Portfolio average life is shorter than peer; effective duration equal to peer and hard final maturities of our bullet investments provide guaranteed cash flow Portfolio is fully extended; future cash flow expected to be little affected by higher rates Current weighted average life: 5.5 years; effective duration: 4.4 years Investment Portfolio Strategy Investment Portfolio Thesis Environment Shift: 2020 -> 2022 As we began 2020, investment portfolio was over 80% Agency MBS and CMOs As rates collapsed, the majority of the portfolio prepaid, leaving the bank with hundreds of millions in cash needed to be reinvested in the worst rate environment in history Private Label Mortgage Portfolio Predominantly front cash flow tranches of 30-year mortgage pools. Modeled to have 5-year average life 14% of investment portfolio but 20% of cash flow Barbell Strategy Private label front-load is combined with longer bullet investments in the 8-to-10-year part of the curve, encouraged by low short to medium term yields with a steep curve in 2021 Provided similar yields to Agency MBS options without similar extension risk Agency MBS virtually uninvestable in 2021; choice between 1.5%-2.0% coupons or 2.5%+ coupons with prepayments outpacing amortization of premium

Tangible Book Value Tangible book value per share(1) decreased $1.83 in Q3 2022, due to unrealized losses in the investment portfolio Non-GAAP financial measure. Refer to the non-GAAP reconciliation at the end of this presentation.

Capital Management

The Company's capital ratios are comfortably above well capitalized levels as of 9/30/2022

Capital Ratio	Regulatory Well Capitalized	Equity Bancshares, Inc	Equity Bank
Common Equity Tier 1 Ratio (CET 1)	7.0%	12.15%	14.13%
Tier 1 Capital Ratio	8.5%	12.77%	14.13%
Total Risk Based Capital Ratio	10.5%	15.99%	15.38%
Leverage Ratio	5.0%	9.46%	10.47%
Tangible Common Equity Ratio (non-GAAP)[1]	----	6.68%	---

2022 Capital Management Actions

- Q1 2022 Dividend Declared - $0.08 per share
- Q2 2022 Dividend Declared - $0.08 per share
- Q3 2022 Dividend Declared - $0.10 per share

- Repurchased 127 thousand shares at a weighted average cost of $32.51 in the third quarter of 2022.
- Exhausted the repurchase plan expiring 10/29/2022, repurchasing 867 thousand shares at a weighted average cost of $31.98 in 2022.
- Received Board approval and Regulatory non-objection for a 1 million share repurchase plan beginning 10/1/2022.

1. As of September 30, 2022, the tangible common equity ratio is being negatively impacted by ($120.9) million in accumulated other comprehensive income. Adjusting for this decline in fair value, which management views as temporary, would result in a Tangible Common Equity Ratio of 8.92%.

Capital Management Strategy

Capital Targets

EQBK establishes capital targets based on the following objectives:

- ✓ Maintain designation as a "well capitalized" institution under fully phased-in Basel III regulatory definitions
- ✓ Ensure capital levels are commensurate with the Company's risk profile and strategic plan

Capital Management Priorities

- ✓ Support organic growth
- ✓ Dividend payout ratio targeted at 10-20%
- ✓ Common stock repurchases
- ✓ Merger & acquisition activity

Excess Capital Deployment

EQBK's Tangible Common Equity Ratio target is 8.5[1]%;

TCE above 8.5% is considered excess capital assuming "well capitalized" regulatory capital ratios are maintained. Deployment of capital ideally has less than a 3-year tangible book value earnback using the crossover method;

Excess capital can be deployed for:

- ✓ Shares repurchases,
- ✓ Higher shareholder dividends, and/or
- ✓ Acquisitions

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Outlook on Key Business Drivers Consideration & Expectations Continued uncertainty of inflation, supply chain disruption and input cost escalation. Focus on continued balance sheet strength and security while continuing to pursue growth. NOTE: Figures presented in this outlook represent forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Please see Special Note Concerning Forward-Looking Statements. Excluding the impact of PPP loans Excluding Net Loss on Securities Transactions of $17K Excluding Merger Expenses of $115K Representative of year-to-date annual effective tax rate Key Driver Q3’22 Outlook Q3’22 Results Q4’22 Outlook FY’23 Outlook Average Deposits $4,300-4,400M $4,284M $4,250-4,350M $4,350-4,450M Average Loans(1) $3,100-$3,300M $3,241M $3,200-$3,300M $3,350-$3,450M Average Earning Assets(1) $4,650-$4,750M $4,603M $4,600-$4,700M $4,700-$4,800M Net Interest Margin 3.40-3.50% 3.62% 3.60-3.70% 3.50-3.60% Non-Interest Income(2) $8.0-8.5M $9.0M $8.0-8.5M $34.0-36.0M Non-Interest Expense(3) $31-32M $32.1M $33-35M $130-132M Annual Effective Tax Rate(4) 14-16% 16.2% 15-17% 16-18%

Focus Variables for Outlook & Forecast Our outlook requires clarity around certain variables, including: Economic Environment Business activity creates opportunity for lending and deposit growth. Pandemic response and resolution will be significant driver. Customer Needs Directly related to credit quality as well as trust in our business. Stimulus efforts and associated effect may have significant impact. Cost of Funding Impacts rates on our product offerings and applies pressure to earnings. Must be able to manage cost and profit yields effectively. Competitive Market Providing customers with rates and services that are competitive with our peers. Irrational operators may have short term impact on opportunities. Investment Opportunities Growth strategy must be flexible to the other variables that affect our investment options. Political Environment U.S. politics affect banking regulations, international relationships, tax policies and more.

Non-GAAP Reconciliations

TCE to TA and Tangible Book Value per Share

ROATCE and Efficiency Ratio

ROAA and PTPP ROAA

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